EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the use in this Registration Statement on Form SB-2 of our report dated June 24, 2005 relating to the financial statements of DataWave Systems Inc. appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Expert” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Vancouver, Canada
February 21, 2006